-------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                               December 21, 2000


                      Greenwich Capital Acceptance, Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



Delaware                           333-34330               06-1199884
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(State or Other Jurisdiction       (Commission             (I.R.S. Employer
of Incorporation)                  File Number)            Identification No.)

600 Steamboat Road
Greenwich, Connecticut                                                  06830
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(Address of Principal                                               (Zip Code)
Executive Offices)

Registrant's telephone number, including area code:  (203) 622-2700

                                   No Change
  ---------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     Item 5. Other Events
             ------------

     Description of the Mortgage Pool*
     ---------------------------------

     Greenwich Capital Acceptance, Inc. (the "Company") entered into a Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, Fifth Third Mortgage Company, as seller (the "Seller"), Fifth Third Bank, as servicer ("Fifth Third"), and The Chase Manhattan Bank, as trustee (the "Trustee"), providing for the issuance of the Company's Mortgage Pass-Through Certificates, Series 2000-FTB1. Those Certificates are backed by certain Mortgage Loans

     The Collateral Tables describe characteristics of the Mortgage Loans as of December 1, 2000 (the "Cut-Off Date"). All percentages have been calculated based on the principal balance of the Mortgage Loans as of the Cut-Off Date. The sum of the columns may not equal the respective totals due to rounding. The Collateral Tables, which are listed as Exhibit 99.1 hereto, are filed on Form SE dated December 22, 2000.











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*    Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated November 13, 2000 and the Prospectus Supplement dated December 15, 2000 of Greenwich Capital Acceptance, Inc., relating to its Mortgage Pass-Through Certificates, Series 2000-FTB1.

     Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

     (a)     Not applicable.

     (b)     Not applicable.

     (c)     Exhibits:

                   99.1 Computational Materials filed on Form SE dated December 22, 2000.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GREENWICH CAPITAL ACCEPTANCE, INC.



                                          By: /s/ John Graham
                                              ------------------------------
                                              Name:  John Graham
                                              Title:  Vice President



Dated:  December 21, 2000

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.       Description
-----------       -----------

99.1              Computational Materials filed on Form SE dated December 22,
                  2000.